                                    EXHIBIT 2.1

                            AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of March 31, 1999, by and between Spectrum Bancorporation, Inc. ("Spectrum"), a Delaware corporation; Decatur Corporation ("Decatur"), an Iowa corporation; and Rushmore Financial Services, Inc. ("Rushmore"), a Nebraska corporation.

     The boards of directors of the respective corporations deem it desirable and in the best interests of their respective corporations and shareholders that Spectrum and Rushmore merge into Decatur (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties contained herein, the parties agree as follows:

                                   I.  THE MERGER

     1.01 THE MERGER.  Subject to the terms and conditions of this Agreement:

          (a)  Spectrum shall be merged with and into Decatur in accordance with
     Section 252 of the General Corporation Act of the State of Delaware (the "GCA") and in accordance with Sections 490.1101 and 490.1107 of the Iowa Business Corporation Act, with Decatur being the surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the separate existence of Spectrum shall cease. The Merger shall become effective when a properly executed Certificate of Merger (together with any other documents required by law to effectuate the Merger) shall be filed and recorded in the office of the Secretary of State of Delaware and the Secretary of State of Iowa, which filings and recordings shall be made as soon as possible after the closing of the transactions contemplated by this Agreement. When used in this Agreement, the term "Effective Time" shall mean 10:00 o'clock p.m. Des Moines, Iowa, time on May 31, 1999.

          (b) Rushmore, a wholly owned subsidiary of Spectrum, shall be merged into Decatur in accordance with Sections 490.1101 and 490.1107 of the Iowa Business Corporation Act and in accordance with Sections 21-20,128 and 21-20,134 of the Nebraska Business Corporation Act, with Decatur being the surviving corporation (sometimes referred to hereafter as the "Surviving Corporation"), and the separate existence of Rushmore shall cease. The Merger shall become effective when a properly executed Certificate of Merger (together with any other documents required by law to effectuate the Merger) shall be filed and recorded in the office of the Secretary of State of Nebraska and the Secretary of State of Iowa, which filings and recordings shall be made as soon as possible after the closing of the transactions contemplated by this Agreement. When used in this Agreement, the term "Effective Time" shall mean 10:00 o'clock p.m. Des Moines, Iowa, time on May 31, 1999.

          (c) Pursuant to Section 490.1106 of the Iowa Business Corporation Act, the title to all real estate and other property owned by Spectrum, Rushmore and Decatur shall be vested in the Surviving Corporation without reversion or impairment and the Surviving Corporation shall have all liabilities of each corporation party to the merger.

          (d) The Articles of Incorporation of Decatur is hereby amended to become effective immediately after the Effective Time of the Merger so that the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with law, shall be in the form of Exhibit A attached hereto and incorporated herein by this reference. At the Effective Time of the Merger, the name of the Surviving Corporation will thereby change to Spectrum Bancorporation, Inc.

          (e) The By-Laws of the Surviving Corporation immediately after the Effective Time shall be in the form of Exhibit B attached hereto and incorporated herein by this reference, until thereafter amended in accordance with law.

          (f) The Surviving Corporation, Decatur Corporation, hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation resulting from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware, and further hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State is:
     Spectrum Bancorporation, Inc., 1500 Woodmen Tower, Omaha, Nebraska 68102,
     Attention:  Deryl F. Hamann, Chairman.

     1.02 CONVERSION OF SHARES OF SPECTRUM STOCK. As of the Effective Time, by virtue of the Merger without any action on the part of the holders thereof:

          (a) Each share of Common Stock of Spectrum that is issued and outstanding immediately prior to the Effective Time shall thereupon and without any further action be converted into 12.2126 shares of fully paid and nonassessable Common Stock, $1.00 par value per share, of the Surviving Corporation.

          (b) Each share of the 8% Non-Voting Cumulative Perpetual Preferred stock of Decatur, $100 per value per share that is issued and outstanding immediately prior to the Effective Time shall thereupon, without any further action, be designated "Series 1" without further action.

          (c) Each of the 8,000 shares of 10% Non Voting, Non Cumulative Perpetual Preferred Stock (the "Preferred Stock") of Spectrum, $.01 par value per share, that are issued and outstanding immediately prior to the Effective Time and owned other than by Decatur Corporation shall thereupon and without any further


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

     action be converted into one share of fully paid and nonassessable Series 2 Non Voting, Non Cumulative Perpetual Preferred Stock, $100 par value and $100 redemption value per share, of the Surviving Corporation, with $10 per share dividends.

          (d) Each of the 10,000 shares of Preferred Stock of Spectrum that are issued and outstanding immediately prior to the Effective Time and owned by Decatur Corporation shall thereupon and without any further action be cancelled and cease to exist.

     1.03 EXCHANGE OF SHARE CERTIFICATES.

          (a) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock of Spectrum or Preferred Stock of Spectrum (collectively, the "Spectrum Certificates") against delivery of such Spectrum Certificates, duly executed for transfer in form satisfactory to the Surviving Corporation, certificates representing that number of shares of Common Stock or Series 2 Preferred Stock, as the case may be, of Surviving Corporation into which the shares represented by the Spectrum Certificates so surrendered shall have been converted pursuant to the provisions of this Article I, and the Spectrum Certificates so surrendered shall forthwith be cancelled.

          (b) No dividends or other distributions declared with respect to Common Stock or Preferred Stock of the Surviving Corporation issuable to former holders of Common Stock or Preferred Stock of Spectrum pursuant to the Merger and payable to the holders thereof after the Effective Date shall be paid to any such holder unless and until such holder shall have surrendered such holder's Spectrum Certificates and received in exchange therefor certificates representing shares of Common Stock or Preferred Stock, as the case may be, of the Surviving Corporation. After the surrender and exchange of a Spectrum Certificate, the holder of certificates for shares of Common Stock or Preferred Stock of the Surviving Corporation into which the shares represented by the Spectrum Certificates shall have been converted shall be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore became payable with respect to the shares represented by such Spectrum Certificates.

          (c) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares represented by the Spectrum Certificates which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Spectrum Certificates are presented to the Surviving Corporation for registration or transfer, they shall be cancelled and exchanged for certificates representing shares of Common Stock or


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

     Preferred Stock, as the case may be, of the Surviving Corporation, as provided in this Article I.

     1.04 BOARD OF DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of Decatur immediately prior to the Effective Time shall become the directors and officers, respectively, of the Surviving Corporation and shall hold office in accordance with the Surviving Corporation's By-Laws and applicable law.

     1.05 SHARE CERTIFICATES OF RUSHMORE TO BE CANCELLED. At the Effective Time, Spectrum shall surrender to the Surviving Corporation the certificate or certificates representing the outstanding shares of Rushmore (the "Rushmore Certificates"), duly executed in blank, and the Rushmore Certificates shall forthwith be cancelled.

                 II.  CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

     2.01 CONDITIONS. Consummation of the Merger and the transactions contemplated hereby shall be subject to:

          (a) Receipt of all regulatory approvals required by law and expiration of all waiting periods imposed by law or order;

          (b) Receipt of requisite approval of the shareholders of the parties hereto; and

     2.02 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a) By mutual consent of the Boards of Directors of the parties hereto; or

          (b) By any party hereto if any event shall have occurred which renders the conditions set forth in Section 2.01 of this Agreement incapable of fulfillment.

     2.03 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 2.02 above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or their respective officers, directors or shareholders.

     2.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time, by an instrument in writing signed on behalf of each of the parties hereto.

     2.05 WAIVER. Any term or provision of this Agreement (other than requirements for regulatory approvals) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

     2.06 This Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.


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

                          III.  GENERAL PROVISIONS

     3.01 CLOSING. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned, a closing (the "Closing") will be held as soon as practicable after receipt of all regulatory approvals and expiration of all waiting periods, at a location to be agreed upon by the parties hereto. As soon as practicable after the Closing, the Certificate of Merger will be filed for recording with the Secretary of State.

     3.02 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officers, as of the date first above written.

                                        SPECTRUM BANCORPORATION, INC.


                                        By:
                                             --------------------------------
                                             Deryl F. Hamann, President
Attest:

-----------------------------------
Secretary

                                        DECATUR CORPORATION



                                        By:
                                             --------------------------------
                                             Daniel A. Hamann, President
Attest:

-----------------------------------
Secretary

                                        RUSHMORE FINANCIAL SERVICES, INC.


                                        By:
                                             --------------------------------
                                             Deryl F. Hamann, Chairman

Attest:

-----------------------------------
Secretary


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

                              SECRETARY'S CERTIFICATE

     I, John L. Kopecky, Secretary of Spectrum Bancorporation, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that the Agreement and Plan of Merger to which this Certificate is attached, after having been duly approved by resolution of the Board of Directors, was then submitted to the shareholders and adopted and approved by the unanimous written consent of the shareholders by an affirmative vote as follows:


                                        Shares                 Votes
     Designation of Group             Outstanding        Entitled to be Cast
     --------------------             -----------        -------------------
     Holders of Common Stock             5,000                5,000
     Holders of Preferred Stock         18,000               18,000

     The total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan is as follows:


          Voting Group                  Votes For      Votes Against
          ------------                  ---------      -------------
     Holders of Preferred Stock           5,000              0
     Holders of Common Stock             18,000              0

whereupon said Agreement and Plan of Merger was declared adopted as the act of the Corporation.

                                       ---------------------------------------
                                       John L. Kopecky, Secretary

STATE OF NEBRASKA   )
                    ) ss.
COUNTY OF DOUGLAS   )

     I, the undersigned, a Notary Public in and for said County and said State, do hereby certify that John L. Kopecky, whose name as Secretary of Spectrum Bancorporation, Inc., is signed to the foregoing certificate, appeared before me this date and executed the above certificate in his capacity as such officer with full authority, and acknowledged such to be his voluntary act and deed as such officer and the voluntary act and deed of the said Corporation and that the facts stated herein are true.

     WITNESS my hand and seal this ____ day of May 1999.

                                        --------------------------------------
                                        Notary Public
                                        My Commission Expires:
                                                               ---------------


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